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Exhibit 99.3

THE TIMBER COMPANY
COMBINED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended
	June 30, 2001	July 1, 2000
	(In millions, except per share amounts)
Net sales
Timber—Georgia-Pacific	$88	$126
Timber—unrelated parties
Delivered	28	22
Stumpage	54	53
Other	14	4

Total net sales	184	205

Costs and expenses
Cost of sales, excluding depreciation and depletion	35	27
Depreciation and depletion	17	14
General and administrative	18	20
Interest	21	21

Total costs and expenses	91	82

Income before income taxes	93	123

Provision for income taxes	35	48
Net income	$58	$75

Basic net income per share	$0.51	$0.67
Diluted net income per share	0.51	0.66
Basic shares outstanding	112.7	112.7
Diluted shares outstanding	113.9	113.9

The accompanying notes are an integral part of these financial statements.

THE TIMBER COMPANY
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2001	July 1, 2000
	(In millions)
Cash flows from operating activities
Net income	$58	$75
Adjustments to reconcile net income to cash provided by operations:
Depreciation and depletion	17	14
Deferred income taxes	12	4
Gain on disposal of assets, net	(27)	(22)
Change in other assets and other liabilities	(10)	27

Cash provided by operations	50	98

Cash flows from investing activites
Property, plant and equipment investments	(1)	(1)
Timber and timberlands purchases	(22)	(37)
Proceeds from sales of assets	28	6
Other	—	(6)

Cash used for investing activites	5	(38)

Cash flows from financing activites
Net cash returned to Georgia-Pacific Corporation	(21)	(117)
Repayments of long-term debt	(34)	57

Cash used for financing activites	(55)	(60)

Increase in cash	—	—
Balance at beginning of period	—	—

Balance at end of period	$—	$—

The accompanying notes are an integral part of these financial statements.

THE TIMBER COMPANY
COMBINED BALANCE SHEETS
(Unaudited)

	June 30, 2001	July 1, 2000
	(In millions)
Assets
Timber and timberland
Timberlands	$329	$324
Fee timber	529	531
Reforestation	320	301
Other	51	64

Total timber and timberlands	1,229	1,220

Property, plant and equipment, less accumulated depreciation of $45 and $43, respectively	18	18
Note receivable	353	352
Other assets	28	29

Total assets	$1,628	$1,619

Liabilities and Parent's Equity
Debt	$606	$640
Other liabilities	422	428
Deferred income tax liabilities	418	406

Total liabilities	1,446	1,474

Commitments and contingencies
Parent's equity	182	145

Total liabilities and parent's equity	$1,628	$1,619

The accompanying notes are an integral part of these financial statements.

THE TIMBER COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2001

1.  ORGANIZATION AND MERGER. On December 16, 1997, shareholders of Georgia-Pacific Corporation ("Georgia-Pacific") approved the creation of two classes of common stock intended to reflect separately the performance of Georgia-Pacific's manufacturing and timber businesses (the "Letter Stock Recapitalization"). Georgia-Pacific's Articles of Incorporation were amended and restated to, among other things, (i) create a new class of stock designated as Georgia-Pacific Corporation—Timber Group common stock, $0.80 par value per share and (ii) authorize the distribution of one share of The Timber Company stock for each outstanding share of Georgia-Pacific common stock.

    The Timber Company's assets consist of approximately 4.7 million acres of timberlands owned or leased by Georgia-Pacific, together with related facilities and equipment. The accompanying financial statements present the historical results of operations and financial condition of the timberlands and operations that compose The Timber Company.

    On July 18, 2000, Georgia-Pacific signed a definitive agreement, as amended on June 12, 2001, to merge The Timber Company with and into Plum Creek Timber Company, Inc. ("Plum Creek"). On August 15, 2001, shareholders of both The Timber Company and Plum Creek approved the mergers. Prior to the mergers, the assets and liabilities of The Timber Company were transfered to six wholly owned subsidiaries (the "Subsidiaries") of Georgia-Pacific. On October 5, 2001, Georgia-Pacific redeemed all of the outstanding shares of Timber Company common stock. In connection with the redemption, each outstanding share of Timber Company common stock was exchanged for one unit (a "Unit"), which represented one outstanding share of common stock of each of the Subsidiaries. On October 6, 2001, the Subsidiaries were merged into Plum Creek and the holders of the Units received 1.37 shares of Plum Creek stock for each Unit.

    In connection with the mergers, Plum Creek assumed a 10-year wood supply agreement between Georgia-Pacific Group and The Timber Company. Also in connection with the mergers, the Georgia-Pacific debt attributed to The Timber Company was replaced by Plum Creek with third party debt.

2.  BASIS OF PRESENTATION. The combined financial statements include the accounts of The Timber Company and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The interim financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of The Timber Company's financial position, results of operations, and cash flows for the interim periods. All such adjustments are of a normal, recurring nature. Certain 2000 amounts have been reclassified to conform with the 2001 presentation. These combined financial statements should be read in conjunction with the audited combined financial information of The Timber Company for the three years ended December 30, 2000.

3.  EARNINGS PER SHARE. On October 5, 2001, Georgia-Pacific redeemed all of the outstanding shares of The Timber Company common stock, or 82.3 million shares. In connection with the redemption, each outstanding share of The Timber Company common stock was exchanged for one Unit. On October 6, 2001, holders of the Units received 1.37 shares of Plum Creek stock for each Unit, or 112.7 million shares. Therefore, 112.7 million outstanding shares have been applied retroactively in computing basic earnings per share for all prior periods. Dilutive earning per share include the dilutive effect of 3.8 million outstanding options using the treasury stock method at exercise prices ranging from $15.29 to $18.34 per share.

4.  COMMITMENTS AND CONTINGENCIES. The Timber Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. Although the ultimate outcome of these matters and legal proceedings cannot be determined with certainty, based on presently available information, management believes that the final outcome of such matters and legal proceedings will not have a material adverse effect on the results of operations, liquidity or financial position.

5.  RELATED PARTY TRANSACTIONS. During the six months ended 2001 and 2000, The Timber Company sold timber to Georgia-Pacific Group totaling $88 million and $126 million, respectively.

    In 2000, Georgia-Pacific Group and The Timber Company negotiated a new ten-year timber supply agreement which became effective January 1, 2001 and is subject to an automatic ten-year renewal period, unless either party delivers a timely termination notice. This agreement covers four key southern timber basins: Southeast Arkansas, Mississippi, Florida, and Southeast Georgia. Under the agreement, The Timber Company must offer to Georgia-Pacific Group specified percentages of its annual harvest, subject to absolute minimum and maximum limitations in each basin. Georgia-Pacific Group can elect between 36% and 51% of The Timber Company's annual harvest each year in Mississippi, Florida and Southeast Georgia, and between 52% and 65% in Southeast Arkansas. The total annual volume will range from a minimum of 2.7 million tons to a maximum of 4.2 million tons. The prices for such timber will be negotiated at arm's length every six months, and will be set by third party arbitration if the parties cannot agree.

    The Timber Company and Georgia-Pacific Group have also entered into a one year supply agreement for 2001 under which The Timber Company will deliver 42 million board feet of Douglas-fir and Western Hemlock sawtimber to Georgia-Pacific Group's sawmills at Coos Bay and Philomath, Oregon and 13 thousand green tons of pulpwood to the Georgia-Pacific Group Toledo pulp mill. Prices will be based on prevailing market prices.

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Exhibit 99.3
THE TIMBER COMPANY COMBINED STATEMENTS OF INCOME (Unaudited)
THE TIMBER COMPANY COMBINED STATEMENTS OF CASH FLOWS (Unaudited)
THE TIMBER COMPANY COMBINED BALANCE SHEETS (Unaudited)
NOTES TO COMBINED FINANCIAL STATEMENTS